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                                                                   EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                          AMERICAN RIVERS OIL COMPANY

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Pursuant to the provisions of Section 102 of the General Corporation Law of the
                               State of Delaware
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     I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of Delaware do HEREBY CERTIFY as follows:

                                   ARTICLE I

     The name of the corporation is American Rivers Oil Company (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.
                                  ARTICLE III

     SECTION 1. The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     SECTION 2. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                  ARTICLE IV

     The Corporation is to have perpetual existence.

                                   ARTICLE V

     SECTION 1. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100 shares of common stock, par value $0.01 per share ("Common Stock").

     SECTION 2. Each share of Common Stock of the Corporation shall have identical privileges in every respect. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of any class or series of Preferred Stock, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any class or series of Preferred Stock have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.
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                                   ARTICLE VI

     Unless otherwise specified in this Certificate of Incorporation, no holder of shares of stock of the Corporation shall have any preemptive or other right to receive any securities of the Corporation.


                                  ARTICLE VII

     SECTION 1.  Except as otherwise fixed by or pursuant to the provisions of
Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by this Certificate of Incorporation or pursuant to the Bylaws of the Corporation. The Directors on the Board of Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes. The number of directors of the Corporation shall not be less than one (1) nor more than fifteen (15). The initial Board of Directors shall consist of one (1) member who shall be Karlton Terry. If the total number of directors is evenly divisible by three, then each class shall have one-third of the total number of directors. If the total number of directors is not evenly divisible by three, the Board of Directors shall by resolution determine the number of directors in each class, which shall be, as nearly as possible, the same for each class. All directors of the Corporation shall hold office until their resignation or removal or until their successors are duly elected and qualified. The directors of the first class shall hold office until the first annual meeting of the stockholders to be held after the date upon which such director was elected and until their successors are duly elected and qualified; the directors of the second class shall hold office until the second annual meeting of the stockholders to be held after such date and until their successors are duly elected and qualified; and the directors of the third class shall hold office until the third annual meeting of the stockholders to be held after such date and until their successors are duly elected and qualified. At each annual meeting of the stockholders following the first annual meeting, the successors to the class of directors whose terms shall expire in that year shall be elected, and said successors shall hold office until the third following annual meeting of stockholders and until the election and qualification of their respective successors. If successors to the class of directors whose term shall expire at an annual meeting of stockholders are not elected at such meeting or if such meeting is not held, directors may be elected at a special meeting of stockholders as successors to that class of directors.

     SECTION 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

     SECTION 3. Except as otherwise provided for or fixed by or pursuant to the provisions of Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and in accordance with the Bylaws of the Corporation. Any director elected in accordance with the preceding sentence of this Section 3 shall hold office for the remainder of the full term of the director and until such director's successor shall have been elected and qualified.

     SECTION 4. Any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of a majority of the securities of the Corporation then entitled to vote at an election of directors. For purposes of this Certificate of Incorporation, "cause" shall mean gross neglect or willful misconduct in the performance of the duties as a director.


                                  ARTICLE VIII

     Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice of procedures set forth in this Article VIII. Such

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nominations, other than those made by or at the direction of the Board of
Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

     A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation that are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, or any successor statute thereto (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as such information appears on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

     Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article VIII. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article VIII and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE IX

     At the annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation who complies with the procedures set forth in this Article IX. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as such information appears on the Corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any

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interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article IX, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Notwithstanding the foregoing, nothing in this Article IX shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

                                   ARTICLE X

     Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Chairman of the Board of Directors or a majority of the members of the Board of Directors then in office. At any time that the Corporation has more than one stockholder, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Advance notice of items of business to be considered at any meeting of the stockholders shall be given in the manner and to the extent provided in this Certificate of Incorporation of the Corporation.


                                   ARTICLE XI

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                  ARTICLE XII

     SECTION 1. Limitation of Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

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     If the DGCL is amended after the date hereof to authorize action by corporations organized pursuant to the DGCL to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

     SECTION 2.  Indemnification of Directors and Officers.

          (a) Each person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Corporation to provide broader indemnification rights than the law permitted prior to such change), against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

          (b) The Corporation shall pay expenses actually incurred by a director or officer in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

          (c) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.

     SECTION 3. Indemnification of Employees and Agents. The Corporation may provide indemnification to employees and agents of the Corporation to the fullest extent permissible under Delaware law.

     SECTION 4. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is, by reason of such position, or position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

     SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     SECTION 6. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under Delaware law.

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     SECTION 7.  Separability.  Each and every paragraph, sentence, term and provision of this Article XII is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article XII may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article XII and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

     SECTION 8. Contract Right. Each of the rights conferred on directors and officers of the Corporation by Sections 1, 2 and 4 of this Article and on employees or agents of the Corporation by Sections 3 and 4 of this Article shall be a contract right and any repeal or amendment of the provisions of this Article shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

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     SECTION 9.  Nonexclusivity.  The rights conferred in this Article XII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.


                                  ARTICLE XIII

     The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of all issued and outstanding voting stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, add, alter, change, repeal or adopt any provisions of this Certificate of Incorporation except for Articles I, II, III and IV.

     The name and mailing address of the incorporator of the corporation is M. Elaine Meyers, CLAS, Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202.

     THE UNDERSIGNED being the incorporator hereinafter named, for the purpose forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate, hereby acknowledging and declaring and certifying that the foregoing Certificate of Incorporation is her act and deed and the facts herein stated are true and accordingly has hereunto set her hand this 16th day of July, 1999.



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                                         M. Elaine Meyers

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